Exhibit 1.3

                     Shares

NEW INVESTORS BANCORP, INC.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

            , 2014

RBC Capital Markets, LLC

Keefe Bruyette & Woods, Inc.

Sandler O’Neill & Partners, L.P.

As the Representatives of the

several underwriters named in Schedule I hereto

c/o RBC Capital Markets

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

Ladies and Gentlemen:

New Investors Bancorp, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of                      shares of the Issuer’s Common Stock, $0.01 par value per share (the “Firm Securities” or the “Shares”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I.

The Issuer has prepared a registration statement on Form S-1 (File No. 333-192966) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and

Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); “Prospectus” means the prospectus in the form first used to confirm sales of Shares; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares. If the Issuer has filed an abbreviated registration statement to register additional Common Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time”1 is     :         m (Eastern time) on the date of this Agreement.

The Issuer, in accordance with the Bank Holding Company of 1956, as amended (the “BHCA”), and the regulations of the Board of Governors of the Federal Reserve System (the “FRB”), has filed an application on Form FR Y-3 (the “Holding Company Application”) for its proposed acquisition of Investors Bank, a New Jersey chartered savings bank (the “Bank”). Currently, the Bank is the wholly owned subsidiary of Investors Bancorp, Inc. (the current Delaware chartered mid-tier holding company for the Bank or the “Mid-Tier”). Approximately [61.64%] of the Mid-Tier’s outstanding shares of common stock are owned by Investors Bancorp, MHC, a New Jersey chartered mutual holding company (the “MHC”) (the Issuer, the Bank, the Mid-Tier and the MHC are collectively referred to as the “Primary Parties”). Previously, the Primary Parties adopted a plan of conversion and reorganization (the “Plan”) providing for the Primary Parties’ conversion from the mutual holding company form of organization to the stock holding company form of organization (the “Conversion”). Previously, the Issuer offered shares of its common stock to certain depositors of the Bank and the Bank’s tax-qualified employee benefit plans in a subscription offering (the “Subscription Offering”), in accordance with the Plan, the applicable regulations of the FRB (the “FRB Regulations”) and certain commitments made by the Primary Parties in connection with the receipt of the FRB’s approval of the Holding Company Application. In addition, the Primary Parties have caused an Application for Conversion (the “New Jersey Application”) to be filed pursuant to the New Jersey Banking Act of 1948, as amended (the “New Jersey Banking Act”).

[1]	Applicable Time is the time, shortly after the Shares are priced, when the first sales are confirmed (whether orally or in writing).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and the Pricing Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof and the Closing Date (as defined below), the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule [II(a)] [III(a)] hereto2, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule [II(a)] [III(a)] or Schedule [II(b)] [III(b)]3 hereto does not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing Prospectus listed on Schedule [II(b)] [III(b)], as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any

[2]	Schedule II(a) will list any (i) free writing prospectuses necessary to effect compliance with Section 12(a)(2) of the Securities Act and (ii) Reports on Form 8-K necessary to effect compliance with Section 12(a)(2) of the Securities Act which are filed immediately after the Applicable Time but before oral confirmation of sale.
[3]	Schedule II(b) will list those free writing prospectuses used in connection with the offering but not included on Schedule II(a), such as any electronic road shows.

such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through any of RBC Capital Markets, LLC, Keefe, Bruyette & Woods, Inc. or Sandler O’Neill & Partners, L.P. expressly for use therein, such information being listed in Section 15 below. The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

(b) Each of the statements made by the Issuer in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

(c) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(d) The Issuer and the Mid-Tier have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease their properties and conduct businesses as described in the Prospectus and the Disclosure Package. The MHC and the Bank have been duly organized and are validly existing and in good standing under the laws of the State of New Jersey, with corporate power and authority to own or lease their properties and conduct their businesses as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Primary Parties, as disclosed in the Prospectus under the heading “Business of Investors Bank—Subsidiary Activities (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Except for certain inactive subsidiaries which are in the process of being liquidated and dissolved by the Primary Parties, the Subsidiaries are the only subsidiaries, direct or indirect, of the Primary Parties. The Primary Parties and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the

Primary Parties and their respective Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit A hereto are wholly owned by one of the Primary Parties or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(e) The outstanding shares of Common Stock of the Mid-Tier have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights of Shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(f) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects. The Issuer will have no shares of its Common Stock issued and outstanding prior to the Closing Date. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.

(g) The consolidated financial statements of the Mid-Tier and its Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly the financial position and the results of operations and cash flows of the Mid-Tier and its consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Mid-Tier. The pro forma financial statements and other pro forma financial information included in the Registration Statement, Prospectus and the Disclosure Package present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The statistical, industry–related and market–related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate.

(h) The Primary Parties maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i) KPMG LLP, which has certified certain financial statements of the Mid-Tier and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations.

(j) Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against any of the Primary Parties before any court or administrative agency or otherwise (1) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described or (2) which, if determined adversely to any of the Primary Parties might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(k) No labor problem or dispute with the employees of any of the Primary Parties or their Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(l) The Primary Parties and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount. The Primary Parties and the Subsidiaries occupy their leased properties under valid and binding leases.

(m) The Primary Parties and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Mid-Tier, and the Mid-Tier does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Issuer of the Shares.

(n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Primary Parties or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Primary Parties and the Subsidiaries have no material contingent obligations that are not disclosed in the Mid-Tier’s financial statements in the Registration Statement and the Prospectus.

(o) None of the Primary Parties nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its certificate of incorporation, articles of incorporation, charter or similar organizational documents (collectively, “Charter”) or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which any of the Primary Parties or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Issuer or any order, rule or regulation applicable to any of the Primary Parties or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(p) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated, including but not limited to the FRB and the New Jersey Department of Banking and Finance (the “New Jersey Banking Department”), (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(q) The Primary Parties and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. Each of the Primary Parties and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Primary Parties or any of the Subsidiaries under such Permit. None of the Permits contains any restriction that is materially burdensome on any of the Primary Parties or any of the Subsidiaries.

(r) To the Issuer’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Primary Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(s) None of the Primary Parties, nor to the Issuer’s knowledge, any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(t) None of the Primary Parties nor any of the Subsidiaries is an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(u) The Primary Parties and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Primary Parties or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Primary Parties and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Primary Parties or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(v) The Primary Parties are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w) The Plan has been adopted by the Boards of Directors of the Primary Parties, and the offer and sale of the Shares will be conducted in all material respects in accordance with the Plan, the FRB Regulations and the FRB Commitments (except to the extent waived or otherwise approved by the FRB) and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent imposed upon the Primary Parties by the FRB, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the knowledge of the Primary Parties, no person has sought to obtain review of the final action of the FRB, the New Jersey Banking Department or any other applicable regulator in approving the Conversion.

(x) Other than as contemplated by this Agreement, the Primary Parties have not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the sale of the Firm Securities.

(y) Other than the Subsidiaries, and except as disclosed in the Registration Statement, the Primary Parties do not own, directly or indirectly, any shares of capital stock and do not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(z) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. None of the Primary Parties nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and, to the knowledge of the Primary Parties, no such termination has been threatened by any of the Primary Parties, any Subsidiary or any other party to any such contract or agreement.

(aa) To the knowledge of the Primary Parities, none of the Primary Parties nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). None of the Primary Parties nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

(bb) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by any of the Primary Parities or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Primary Parties or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. None of the Primary Parties nor any Subsidiary, nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Primary Parties or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(cc) The Primary Parties and each of the Subsidiaries owns, licenses, or otherwise has rights in all trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Prospectus and the Disclosure Package, (i) no third parties have obtained rights to any such Intellectual Property from the Issuer, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Issuer’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Primary Parties or any Subsidiary’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Primary Parties knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Primary Parties any of the Subsidiaries, or any of the Primary Parties’ or the Subsidiaries’ products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of its products, product candidates, or services described in the Prospectus and the Disclosure Package, any trademark, copyright, trade secret or other proprietary right of others, and the Issuer is unaware of any facts which would form a basis for any such claim; and (vi) none of the

Primary Parties nor the Subsidiaries have committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Primary Parties has been obtained or, to the Issuer’s knowledge, is being used by the Issuer in violation of the rights of any person or third party. The Issuer knows of no infringement or misappropriation by others of Intellectual Property.

(dd) The conduct of business by the Primary Parties and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, the BHCA and the FRB Regulations, the New Jersey Banking Act and the regulations of the New Jersey Banking Department thereunder and the Federal Deposit Insurance Act (the “FDIA”) and the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) thereunder. None of Primary Parties and none of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to materially comply with or material violation of any such Laws.

(ee) None of the Primary Parties is in violation of any directive received from the FRB, the New Jersey Banking Department or the FDIC, or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FRB, the New Jersey Banking Department or the FDIC) and, except as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of any of the Primary Parties, threatened, which might materially and adversely affect the offer and sale of the Shares, or which might result in any Material Adverse Effect.

(ff) Any certificate signed by any officer of any of the Primary Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

(gg) The Mid-Tier is in compliance with all applicable provisions of the Sarbanes–Oxley Act of 2002 (the “Sarbanes–Oxley Act”) and is actively taking steps to ensure that the Issuer will be in compliance in all material respects with the provisions of the Sarbanes–Oxley Act that will become applicable to the Issuer.

(hh) The Issuer and the Mid-Tier have established and maintain “disclosure controls and procedures” (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act; the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non–financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s or Mid-Tier’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

(ii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer or the Mid-Tier to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. Neither the Issuer nor the Mid-Tier have directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer or the Mid-Tier.

(jj) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Registration Statement, the Prospectus and the Disclosure Package accurately and describes in all material respects accounting policies which the Primary Parties believe are the most important in the portrayal of the financial condition and results of operations of the Mid-Tier and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments.

(kk) None of the Primary Parties nor any of their affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, none of the Primary Parties nor any of their affiliates has sold or issued any security during the six–month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Securities Act, other than shares of common stock issued by the Mid-Tier pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus and the Disclosure Package.

3.	PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[9.64] per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

(b) Payment for the Firm Securities to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. [For non-FASS issues only: the certificates for the Firm Securities will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.]

4.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

5.	COVENANTS.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form that the Representatives shall not have reasonably objected in writing containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which RBC Capital Markets, LLC shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance in all material respects with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer has not distributed and without the prior consent of RBC Capital Markets, LLC, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and RBC Capital Markets, LLC, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing prospectus the use of which has been consented to by the Issuer and RBC Capital Markets, LLC is listed on Schedule [II(a)] [III(a)] or Schedule [II(b)] [III(b)] hereto. The Issuer has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict in any material respect with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to RBC Capital Markets, LLC and, if requested by RBC Capital Markets, LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through any of the Representatives expressly for use therein.

(b) The Primary Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(c) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, upon request, conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith.

(f) The Issuer will comply in all material respects with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(h) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Mid-Tier for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i) The Issuer covenants and agrees that no offering, sale, short sale or other disposition of any shares of Common Stock of the Issuer or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of RBC Capital Markets, LLC; provided, that this provision will not restrict the Issuer from awarding options to purchase its Common Stock pursuant to employee benefit plans as described in the Prospectus and the Disclosure Package.

(j) The Issuer will use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq Stock Market.

(k) The Issuer has caused each director of the Issuer to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer or other capital stock of the Issuer, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of RBC Capital Markets, LLC (“Lockup Agreements”).

(l) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “How We Intend To Use the Proceeds From the Offering” in the Prospectus and the Disclosure Package and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(m) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer or any of the Subsidiaries to register as an investment company under the 1940 Act.

(n) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

6.	COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the FINRA of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market; and the expenses incurred in connection with the qualification of the Shares under State securities or Blue Sky laws.

The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

7.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date are subject to the accuracy, as of the Closing Date of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington,

D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date the opinions of Luse Gorman Pomerenk & Schick, P.C., counsel for the Issuer dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by Silver, Freedman, Taff & Tiernan LLP, counsel for the Underwriters) to the effect that:

(i) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package; each of the Primary Parties and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package; the Issuer and each of the Primary Parties and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a Material Adverse Effect upon the business of the Primary Parties and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Primary Parties and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Primary Parties or any of any of the Subsidiaries; and, to such counsel’s knowledge, the outstanding shares of capital stock of the Bank and each of the Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

(ii) The authorized equity capital of the Issuer consists of 1.0 billion shares of common stock and 100,000,000 shares of preferred stock. Immediately following the consummation of the Conversion, the authorized, issued and outstanding shares of Common Stock of the Issuer will be consistent with that set forth in the Prospectus under the caption “Capitalization,” and no shares of capital stock of the Issuer have been issued prior to the Closing Date; the Shares have been duly and validly authorized for issuance, and when issued and delivered by the Issuer pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, the Registration Statement and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Issuer to the extent payment therefore in cash has not been received by the Issuer; the Foundation Shares to be issued to the Foundation will have been duly and validly authorized for issuance, and when issued and delivered by the Issuer pursuant to the Plan, will be fully paid and nonassessable; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights (other than subscription rights as provided in the Plan). The Shares will not, when issued, be subject to any preemptive rights, liens, charges, encumbrances or other claims created by the Holding Company.

(iii) Except as described in or contemplated by the Prospectus and the Disclosure Package, to the knowledge of such counsel, there are no outstanding securities of the Issuer convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Issuer and there are no outstanding or authorized options, warrants or rights of any character obligating the Issuer to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus and the Disclosure Package, to the knowledge of such counsel, no holder of any securities of the Issuer or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Issuer to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Issuer included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Issuer.

(iv) The Registration Statement and any 462(b) Registration Statement have become effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, threatened, by the Commission;

(v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules or other financial or statistical data therein).

(vi) The information in the Prospectus under the captions “Our Dividend Policy,” “Supervision and Regulation,” “Taxation,” “The Conversion and Offering,” “Restrictions on Acquisition of New Investors Bancorp,” “Description of Capital Stock Following the Conversion,” “Charitable Foundation,” and “Comparison of Shareholders’ Rights for Existing Shareholders of Old Investors Bancorp” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is complete and accurate in all material respects. The descriptions in the Prospectus summarizing statutes or regulations are accurate summaries in all materials respects and fairly present, in all material respects, the information required to be shown.

(vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement, Prospectus or the Disclosure Package which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus and the Disclosure Package are fairly and accurately summarized in all material respects.

(viii) Such counsel knows of no material legal or governmental actions, suits, investigations or proceedings pending or threatened against any of the Primary Parties or any of the Subsidiaries or any of their respective properties or to which any of the Primary Parties or any of the Subsidiaries is a party except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (1) conflict with or constitute or result in any violation the Charter or By-Laws of the Issuer, (2) constitute or result in any violation of the Delaware General Corporation Law, the laws of the State of New Jersey or federal law, or (3) result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Issuer, any of the Primary Parties or any of the Subsidiaries is a party or by which the Issuer, any of the Primary Parties or any of the Subsidiaries may be bound.

(x) This Agreement has been duly authorized, executed and delivered by the Issuer.

(xi) The Issuer is not, and will not become or be required to register as, an investment company under the 1940 Act as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package.

(xii) The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel’s knowledge, threatened. The description of the liquidation account as set forth in the Prospectus under the caption “The Conversion and Offering—Effects of Conversion on Depositors—Effect On Liquidation Rights,” to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

(xiii) The FRB’s approval of the Holding Company Application remains in full force and effect; the Holding Company Application complies as to form in all material respects with the regulations of the FRB (other than the financial statements, notes to financial statements, stock valuation information and other financial, tabular and statistical data included therein, as to which no opinion need be rendered) and the FRB Commitments. Such counsel has been advised by the FRB staff and Commission staff that no order has been issued by the FRB or the Commission and, to the knowledge of such counsel, no order has been issued by the New Jersey Banking Department or any other state authority, to prevent the Conversion or the offer, sale or issuance of the Shares or the Foundation Shares, or to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to the knowledge of such counsel, threatened by the FRB, the Commission, the New Jersey Banking Department or any other state or federal authority; and, to such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FRB approving the Plan or the Holding Company Application or the action of the New Jersey Banking Department to approve the New Jersey Application or to otherwise prevent the Conversion or the offer, sale or issuance of the Shares or the Foundation Shares.

(xiv) The Plan and the contribution of the Foundation Shares have been duly adopted by the required vote of the directors of each of the Primary Parties and, based solely on the report of the inspector of election, by the required vote of the Bank’s depositors and the shareholders of the Mid-Tier.

(xv) All conditions imposed by the FRB, the New Jersey Banking Department and any other applicable regulator in connection with its approval of the Conversion, the Holding Company Application and the New Jersey Application have been satisfied, other than any post-closing filings and submissions, and no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the consummation of the Conversion and the issuance of the Shares and the Foundation Shares, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the FINRA (as to which no opinion need be rendered).

(xvi) Neither the FRB nor the New Jersey Banking Department have objected to the use of the Prospectus.

(xvii) To such counsel’s knowledge, none of the Primary Parties is in violation of any written directive from the FRB, the New Jersey Banking Department or the FDIC to make any material change in the method of conducting its respective business.

(xviii) The Conversion has been effected by the Issuer and the Bank in all material respects in accordance with the FRB Regulations, the FRB Commitments and the FRB approvals issued thereunder, except to the extent that the FRB shall have specifically waived the FRB Regulations, the FRB Commitments or any conditions or requirements contained in the FRB approvals.

In rendering such opinion, Luse Gorman Pomerenk & Schick, P.C., may rely as to matters governed by the laws of states other than              or              or Federal laws, on local counsel in such jurisdictions, provided that in each case Luse Gorman Pomerenk & Schick, P.C. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) any part of the Registration Statement, at the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule

430A under the Securities Act) and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein).

(c) The Representatives shall have received from Silver, Freedman, Taff & Tiernan LLP, counsel for the Underwriters, an opinion dated the Closing Date with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Representatives shall have received at or prior to the Closing Date from Luse Gorman Pomerenk & Schick, P.C. a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions in the United States and its territories as the Representatives may reasonably have designated to the Issuer and, with respect to the securities laws of foreign jurisdictions, from             .

(e) The Representatives shall have received, on each of the dates hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(f) The Representatives shall have received on the Closing Date, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date;

(iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

(iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) none of the Primary Parties nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Mid-Tier’s employee benefit plans) or long-term debt of the Primary Parties or any of the Subsidiaries.

(g) The Primary Parties shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h) The Common Stock shall have been approved for designation upon notice of issuance on The Nasdaq Stock Market.

(i) The Lockup Agreements described in Section 5(k) shall be in full force and effect.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives. In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

8.	CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.	INDEMNIFICATION.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Issuer shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 14 below and, provided further, that such indemnification shall be limited to the extent prohibited by the Commission, the New Jersey Banking Department, the FDIC and the FRB.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 14 below.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 9(a) and by the Issuer in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

10.	DEFAULT BY UNDERWRITERS.

If on the Closing Date, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities which they are obligated to purchase hereunder, to purchase the Firm Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities with respect to which such default shall occur exceeds 10% of the Firm Securities covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person(s) substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281-8098
	Attention:	Michael Goldberg, Syndicate Director
	Fax:	(212) 428-6260

if to the Issuer, to	New Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
	Attention:	Kevin Cummings
President and Chief Executive Officer
	Fax:	( )

12.	TERMINATION.

(a) This Agreement may be terminated by the Representatives at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of Underwriters (which may include RBC Capital Markets, LLC) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as RBC Capital Markets, LLC does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets, LLC (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include RBC Capital Markets, LLC) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as RBC Capital Markets, LLC does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets, LLC (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Mid-Tier’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Mid-Tier’s common stock by The Nasdaq Stock Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 7 and 10 of this Agreement.

13.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the information contained in the second paragraph under the heading “The Conversion and Offering—Firm Commitment Underwritten Offering” in the Prospectus.

15.	RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’

research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. Provided that the Underwriters are in compliance with such regulations and internal policies, the Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

16.	NO FIDUCIARY DUTY

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

17.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, by facsimile or electronic signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

NEW INVESTORS BANCORP, INC.

By
Kevin Cummings
President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC
KEEFE BRUYETTE & WOODS, INC. SANDLER O’NEILL & PARTNERS, L.P.

As the Representatives of the several
Underwriters listed on Schedule I

By:	RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

By:	KEEFE BRUYETTE & WOODS, INC.

By:
Name:
Title:

By:	SANDLER O’NEILL & PARTNERS, L.P.

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased

RBC Capital Markets, LLC
Keefe Bruyette & Woods, Inc.
Sandler O’Neill & Partners, L.P.
Barclays Capital Inc.
Deutsche Bank Securities, Inc.
J.P. Morgan Securities LLC
Sterne Agee & Leach, Inc.
Boenning & Scattergood, Inc.

[others]

Total

SCHEDULE [II(a)] [III(a)]

Materials Other than the Pricing Prospectus that Comprise the Pricing Disclosure Package:

SCHEDULE [II(b)] [III(b)]

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

[List on this Schedule all electronic roadshows and any other Issuer FWPs that were not required to be distributed in order to satisfy Section 12 obligations]